Press Release

RLJ Lodging Trust Reports Third Quarter 2022 Results

- Completed transformative conversions and rebrandings at Charleston and Mandalay Beach
- Addressed all 2023 maturities
- Acquired one hotel in Nashville
- Active share buy backs

Bethesda, MD, November 2, 2022 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and nine months ended September 30, 2022.

Highlights
•Pro forma RevPAR of $137.09 for Q3, representing 94.5% of 2019 levels, an improvement from Q2 2022 RevPAR as percentage of 2019
•Total revenue of $318.1 million
•Net income attributable to common shareholders of $11.3 million
•Net income per basic and diluted share attributable to common shareholders of $0.07
•Pro forma Hotel EBITDA of $100.0 million
•Adjusted EBITDA of $92.0 million
•Adjusted FFO per basic and diluted common share and unit of $0.40
•Repurchased approximately 0.7 million common shares for $7.1 million, during fourth quarter
•Completed two 2022 hotel conversions
•Increased quarterly cash dividend to $0.05 per common share

“Our third quarter results exceeded our expectations, led by strong group production, continued recovery in business transient and leisure remaining strong while returning to normal seasonality. We saw a step up in trends post-Labor Day, especially in our Urban markets which led our RevPAR in September to achieve a new high relative to 2019 and we are pleased to see this positive momentum carry through October,” commented Leslie D. Hale, President and Chief Executive Officer. “We are especially thrilled this quarter to reintroduce the iconic Mills House Hotel in Charleston and launch the new beachfront Zachari Dunes at Mandalay Beach, both of which joined the Curio Collection by Hilton following transformative conversions, and are already outperforming our expectations. Additionally, we remained very active on the capital allocation front and executed on multiple initiatives including further strengthening our balance sheet by addressing our near term debt maturities, continuing to take advantage of the optionality our balance sheet provides to repurchase our shares accretively and raising our dividend, all of which positions us to drive growth and shareholder value.”

The prefix “pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Pro forma RevPAR and pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude any hotels sold during the period and non-comparable hotels that were not open for operation or were closed for renovation for comparable periods. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in thousands, except ADR, RevPAR, and per share amounts)
(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021
Operational Overview: (1)
Pro forma ADR	$188.54	$160.89	$187.56	$144.02
Pro forma Occupancy	72.7%	64.2%	69.5%	56.0%
Pro forma RevPAR	$137.09	$103.22	$130.41	$80.68

Financial Overview:
Total Revenues	$318,071	$233,769	$891,471	$547,575
Pro forma Hotel Revenue	$318,673	$235,934	$894,675	$546,537

Net Income (Loss)	$17,683	($151,818)	$35,415	($283,157)

Pro forma Hotel EBITDA (2)	$100,020	$71,333	$282,423	$137,892
Pro forma Hotel EBITDA Margin	31.4%	30.2%	31.6%	25.2%
Adjusted EBITDA	$91,952	$60,130	$257,522	$107,280

Adjusted FFO	$63,994	$27,345	$168,288	$8,873
Adjusted FFO Per Basic and Diluted Common Share and Unit	$0.40	$0.17	$1.03	$0.05
Note:
(1) Pro forma statistics reflect the Company's 96 hotel portfolio owned as of September 30, 2022.
(2) Pro forma Hotel EBITDA for the three months ended September 30, 2022 and 2021 excludes $0.2 million net income and $1.3 million net loss, respectively, from sold hotels. Pro forma Hotel EBITDA for the nine months ended September 30, 2022 and 2021 excludes $0.5 million net income and $5.8 million net loss, respectively, from sold hotels. Pro forma Hotel EBITDA for the three months ended September 30, 2022 and 2021 includes $0.1 million net loss and $2.6 million net income, respectively, from acquired hotels. Pro forma Hotel EBITDA for the nine months ended September 30, 2022 and 2021 includes $0.5 million net income and $2.4 million net income, respectively, from acquired hotels.

Operational Update
Lodging fundamentals continued their positive momentum during the third quarter. The Company’s RevPAR in September achieved 98% of 2019, a new high since the pandemic, benefiting from significant improvement in group, ramping business transient which experienced a step-up post Labor Day, and continued strength in leisure. These positive trends were most impactful in the Company’s Urban markets which achieved rate premiums to the comparable period of 2019 on strong pricing power during both weekdays and weekends. These improving trends led the Company to achieve pro forma RevPAR of $137.09 and pro forma Hotel EBITDA of $100 million during the third quarter, which represented approximately 94% and 91% of 2019 levels respectively, with RevPAR recovery to 2019 achieving the highest level of the pandemic.

Conversions
In early October, the Company launched two hotel conversions, The Mills House Hotel, a Curio Collection Hotel by Hilton in Charleston, South Carolina; and Zachari Dunes on Mandalay Beach, a Curio Collection Hotel by Hilton in Oxnard, California. The conversions are anticipated to outperform the Company's original underwriting. These conversions demonstrate the ability of the Company to unlock significant embedded value in the portfolio.

Share Repurchases
Since the beginning of October, the Company has repurchased approximately 0.7 million common shares for $7.1 million, at an average price per share of $10.62. Year to date, the Company has repurchased 4.9 million shares for $57.1 million, at an average price per share of $11.75. The Company's share buyback program currently has approximately $193.0 million of remaining capacity.

Balance Sheet
As of September 30, 2022, the Company had approximately $1.1 billion of total liquidity, comprising approximately $488.1 million of unrestricted cash and $600.0 million available under its revolving credit facility ("Revolver"), and $2.2 billion of debt outstanding.

In October 2022, the Company exercised its option to extend the maturities of approximately $225.0 million of term loans to 2024. Additionally in November 2022, the Company entered into a $200.0 million term loan maturing in January 2028, inclusive of extension options. The proceeds will be used to repay $100.0 million term loan and $94.0 million of 2023 maturing term loans. The $200.0 million term loan will be funded in two tranches, $105.0 million which was funded at closing and $95.0 million to be funded through a delayed draw in early 2023.

Dividends
The Company’s Board of Trustees declared a quarterly cash dividend of $0.05 per common share of beneficial interest of the Company in the third quarter. The dividend was paid on October 17, 2022 to shareholders of record as of September 30, 2022.

The Company's Board of Trustees declared a quarterly cash dividend of $0.4875 on the Company’s Series A Preferred Shares in the third quarter. The dividend was paid on October 31, 2022 to shareholders of record as of September 30, 2022.

2022 Outlook
Given continued uncertainties the Company is unable to provide a future outlook at this time.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on November 3, 2022 at 12:00 p.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s third quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available through the Investor Relations section of the Company’s website for two weeks.

Supplemental Information
Please refer to the schedule of supplemental information for additional detail and pro forma operating statistics, which is available through the Investor Relations section of the Company's website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, high-margin, focused-service and compact full-service hotels. The Company's portfolio currently consists of 96 hotels with approximately 21,200 rooms, located in 23 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements
This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934,as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward- Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contact:
Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company defines such terms.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations (“FFO”) in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) is defined as net income or loss excluding: (1) interest expense; (2) income tax expense; and (3) depreciation and amortization expense. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDA
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers either outside the normal course of operations or extraordinary. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: The Company excludes transaction costs expensed during the period
•Pre-Opening Costs: The Company excludes certain costs related to pre-opening of hotels
•Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income taxes, and non-cash expense related to discontinued interest rate hedges
•Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Pro forma Consolidated Hotel EBITDA includes prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels, which has not been audited and excludes results from sold hotels as applicable. Pro forma Hotel EBITDA and pro forma Hotel EBITDA Margin exclude the results of non-comparable hotels. The following is a summary of pro forma hotel adjustments:

Pro forma adjustments: Acquired hotels
For the three and nine months ended September 30, 2022 and 2021, pro forma adjustments included the following acquired hotels:
•Hampton Inn & Suites Atlanta Midtown acquired in August 2021
•AC Hotel Boston Downtown acquired in October 2021
•Moxy Denver Cherry Creek acquired in December 2021
•21c Hotel Nashville acquired in July 2022

Pro forma adjustments: Sold hotels
For the three and nine months ended September 30, 2022 and 2021, pro forma adjustments included the following sold hotels:
•Courtyard Houston Sugarland sold in January 2021
•Residence Inn Chicago Naperville sold in May 2021
•Residence Inn Indianapolis Fishers sold in May 2021
•Fairfield Inn & Suites Chicago Southeast Hammond sold in July 2021
•Residence Inn Chicago Southeast Hammond sold in August 2021
•Courtyard Chicago Southeast Hammond sold in August 2021
•Embassy Suites Secaucus-Meadowlands ground lease expired in October 2021
•DoubleTree Hotel Metropolitan New York City sold in December 2021
•Marriott Denver Airport at Gateway Park sold in March 2022
•SpringHill Suites Denver North Westminster sold in April 2022

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	September 30, 2022	December 31, 2021
Assets
Investment in hotel properties, net	$4,171,428	$4,219,116
Investment in unconsolidated joint ventures	6,777	6,522
Cash and cash equivalents	488,146	665,341
Restricted cash reserves	51,504	48,528
Hotel and other receivables, net of allowance of $302 and $274, respectively	42,393	31,091
Lease right-of-use assets	138,335	144,988
Prepaid expense and other assets	68,190	33,390
Total assets	$4,966,773	$5,148,976
Liabilities and Equity
Debt, net	$2,212,752	$2,409,438
Accounts payable and other liabilities	150,946	155,136
Advance deposits and deferred revenue	21,987	20,047
Lease liabilities	117,810	123,031
Accrued interest	9,492	19,110
Distributions payable	14,596	8,347
Total liabilities	2,527,583	2,735,109
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at September 30, 2022 and December 31, 2021	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 162,726,642 and 166,503,062 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	1,627	1,665
Additional paid-in capital	3,056,603	3,092,883
Distributions in excess of net earnings	(1,041,610)	(1,046,739)
Accumulated other comprehensive income (loss)	41,805	(17,113)
Total shareholders’ equity	2,425,361	2,397,632
Noncontrolling interests:
Noncontrolling interest in the Operating Partnership	6,341	6,316
Noncontrolling interest in consolidated joint ventures	7,488	9,919
Total noncontrolling interest	13,829	16,235
Total equity	2,439,190	2,413,867
Total liabilities and equity	$4,966,773	$5,148,976
Note: The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021
Revenues
Operating revenues
Room revenue	$267,363	$200,051	$753,818	$469,377
Food and beverage revenue	30,600	17,013	82,655	36,238
Other revenue	20,108	16,705	54,998	41,960
Total revenues	318,071	233,769	891,471	547,575
Expenses
Operating expenses
Room expense	68,394	51,951	188,015	124,276
Food and beverage expense	23,375	12,576	61,314	25,841
Management and franchise fee expense	25,390	16,225	71,846	34,216
Other operating expenses	82,021	67,599	227,563	173,602
Total property operating expenses	199,180	148,351	548,738	357,935
Depreciation and amortization	46,559	47,065	140,346	140,923
Impairment losses	—	138,899	—	144,845
Property tax, insurance and other	20,744	21,290	66,206	65,419
General and administrative	13,446	12,630	40,928	35,564
Transaction costs	(773)	(154)	(575)	101
Total operating expenses	279,156	368,081	795,643	744,787
Other income (expense), net	710	676	8,716	(8,579)
Interest income	1,281	222	1,800	826
Interest expense	(22,625)	(26,933)	(71,041)	(81,194)
(Loss) gain on sale of hotel properties, net	(57)	1,947	996	3,133
Gain on extinguishment of indebtedness, net	—	7,100	—	893
Income (loss) before equity in (loss) income from unconsolidated joint ventures	18,224	(151,300)	36,299	(282,133)
Equity in (loss) income from unconsolidated joint ventures	(150)	(232)	255	(470)
Income (loss) before income tax expense	18,074	(151,532)	36,554	(282,603)
Income tax expense	(391)	(286)	(1,139)	(554)
Net income (loss)	17,683	(151,818)	35,415	(283,157)
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	(53)	727	(74)	1,391
Noncontrolling interest in consolidated joint ventures	(36)	3,084	(29)	4,326
Net income (loss) attributable to RLJ	17,594	(148,007)	35,312	(277,440)
Preferred dividends	(6,279)	(6,279)	(18,836)	(18,836)
Net income (loss) attributable to common shareholders	$11,315	$(154,286)	$16,476	$(296,276)
Basic per common share data:
Net income (loss) per share attributable to common shareholders - basic	$0.07	$(0.94)	$0.10	$(1.81)
Weighted-average number of common shares	160,368,297	164,068,011	162,681,840	163,964,227
Diluted per common share data:
Net income (loss) per share attributable to common shareholders - diluted	$0.07	$(0.94)	$0.10	$(1.81)
Weighted-average number of common shares	160,784,709	164,068,011	163,064,462	163,964,227
Note: The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021
Net income (loss)	$17,683	$(151,818)	$35,415	$(283,157)
Preferred dividends	(6,279)	(6,279)	(18,836)	(18,836)
Depreciation and amortization	46,559	47,065	140,346	140,923
Loss (gain) on sale of hotel properties, net	57	(1,947)	(996)	(3,133)
Impairment losses	—	138,899	—	144,845
Noncontrolling interest in consolidated joint ventures	(36)	3,084	(29)	4,326
Adjustments related to consolidated joint ventures (1)	(47)	(2,476)	(144)	(2,626)
Adjustments related to unconsolidated joint ventures (2)	241	291	831	876
FFO	58,178	26,819	156,587	(16,782)
Transaction costs	(773)	(154)	(575)	101
Gain on extinguishment of indebtedness, net	—	(7,100)	—	(893)
Amortization of share-based compensation	5,420	5,165	16,074	12,765
Non-cash income tax expense	—	—	—	—
Corporate and property-level severance (3)	—	904	—	904
Derivative (gains) losses in accumulated other comprehensive income (loss) reclassified to earnings (4)	—	—	(5,866)	10,658
Other expenses (5)	1,169	1,711	2,068	2,120
Adjusted FFO	$63,994	$27,345	$168,288	$8,873

Adjusted FFO per common share and unit-basic	$0.40	$0.17	$1.03	$0.05
Adjusted FFO per common share and unit-diluted	$0.40	$0.17	$1.03	$0.05

Basic weighted-average common shares and units outstanding (6)	161,140	164,840	163,454	164,736
Diluted weighted-average common shares and units outstanding (6)	161,557	165,183	163,836	165,014
Note:
(1) Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint ventures.
(2) Includes our ownership interest in the depreciation and amortization expense of the unconsolidated joint ventures.
(3) Severance for the three and nine months ended September 30, 2021 includes severance for associates at hotels operating under collective bargaining agreements.
(4) Reclassification of interest rate swap (gains) losses from accumulated other comprehensive income (loss) to earnings for discontinued interest rate hedges.
(5) Represents expenses and income outside of the normal course of operations, including $0.3 million and $0.5 million of non-cash interest expense related to discontinued interest rate hedges, and $0.9 million and $1.5 million of pre-opening costs during the three and nine months ended September 30, 2022, respectively. Other expenses for the three and nine months ended September 30, 2021 included hurricane costs not covered by insurance of $1.5 million.
(6) Includes 0.8 million weighted-average operating partnership units for the three and nine month periods ended September 30, 2022 and 2021.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021
Net income (loss)	$17,683	$(151,818)	$35,415	$(283,157)
Depreciation and amortization	46,559	47,065	140,346	140,923
Interest expense, net of interest income	21,344	26,711	69,241	80,368
Income tax expense	391	286	1,139	554
Adjustments related to unconsolidated joint ventures (1)	354	408	1,169	1,225
EBITDA	86,331	(77,348)	247,310	(60,087)
Loss (gain) on sale of hotel properties, net	57	(1,947)	(996)	(3,133)
Impairment losses	—	138,899	—	144,845
EBITDAre	86,388	59,604	246,314	81,625
Transaction costs	(773)	(154)	(575)	101
Gain on extinguishment of indebtedness, net	—	(7,100)	—	(893)
Amortization of share-based compensation	5,420	5,165	16,074	12,765
Corporate and property-level severance (2)	—	904	—	904
Derivative (gains) losses in accumulated other comprehensive income (loss) reclassified to earnings (3)	—	—	(5,866)	10,658
Other expenses (4)	917	1,711	1,575	2,120
Adjusted EBITDA	91,952	60,130	257,522	107,280
General and administrative	8,026	7,465	24,854	22,799
Other corporate adjustments	358	(111)	(1)	(417)
Consolidated Hotel EBITDA	100,336	67,484	282,375	129,662
Pro forma adjustments - (income) loss from sold hotels	(213)	1,252	(510)	5,843
Pro forma adjustments - income from acquired hotels	(103)	2,597	558	2,387
Pro forma Hotel EBITDA	$100,020	$71,333	$282,423	$137,892
Note: Pro forma statistics reflect the Company's 96 hotel portfolio owned as of September 30, 2022.
(1) Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint ventures.
(2) Severance for the three and nine months ended September 30, 2021 includes severance for associates at hotels operating under collective bargaining agreements.
(3) Reclassification of interest rate swap (gains) losses from accumulated other comprehensive income (loss) to earnings for discontinued interest rate hedges.
(4) Represents expenses and income outside of the normal course of operations, including $0.9 million and $1.5 million of pre-opening costs during the three and nine months ended September 30, 2022, respectively. Other expenses for the three and nine months ended September 30, 2021 includes hurricane costs not covered by insurance of $1.5 million.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Pro forma Hotel EBITDA Margin

	For the three months ended September 30,		For the nine months ended September 30,
	2022	2021	2022	2021
Total revenue	$318,071	$233,769	$891,471	$547,575
Pro forma adjustments - revenue from sold hotels	—	(6,377)	(2,337)	(17,522)
Pro forma adjustments - revenue from prior ownership of acquired hotels	614	8,553	5,585	16,533
Other corporate adjustments / non-hotel revenue	(12)	(11)	(44)	(49)
Pro forma Hotel Revenue	$318,673	$235,934	$894,675	$546,537

Pro forma Hotel EBITDA	$100,020	$71,333	$282,423	$137,892

Pro forma Hotel EBITDA Margin	31.4%	30.2%	31.6%	25.2%

Note: Pro forma statistics reflect the Company's 96 hotel portfolio owned as of September 30, 2022.

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed (1)	Interest Rate (2)	Balance as of September 30, 2022 (3)
Mortgage Debt
Mortgage loan - 1 hotel	10	Jan 2029	Fixed	5.06%	$25,000
Mortgage loan - 7 hotels	3	Apr 2024	Floating	3.30%	200,000
Mortgage loan - 3 hotels	5	Apr 2026	Floating	2.53%	96,000
Mortgage loan - 4 hotels	5	Apr 2026	Floating	3.43%	85,000
Weighted Average / Mortgage Total				3.25%	$406,000

Corporate Debt
Revolver (4)	4	May 2025	Floating	4.59%	$—
$150 Million Term Loan Maturing 2024 (5)	2	Jun 2024	Floating	2.63%	100,000
$400 Million Term Loan Maturing 2023	5	Jan 2023	Floating	3.74%	52,261
$400 Million Term Loan Maturing 2024 (6)	5	Jan 2024	Floating	3.74%	151,683
$225 Million Term Loan Maturing 2023	5	Jan 2023	Floating	3.74%	41,745
$225 Million Term Loan Maturing 2024 (7)	5	Jan 2024	Floating	3.08%	72,973
$400 Million Term Loan Maturing 2025 (8)	5	May 2025	Floating	3.12%	400,000
$500 Million Senior Notes due 2026	5	Jul 2026	Fixed	3.75%	500,000
$500 Million Senior Notes due 2029	8	Sep 2029	Fixed	4.00%	500,000
Weighted Average / Corporate Total				3.59%	$1,818,662

Weighted Average / Total				3.53%	$2,224,662
Note:
(1) The floating interest rate is hedged with an interest rate swap.
(2) Interest rates as of September 30, 2022.
(3) Excludes the impact of fair value adjustments and deferred financing costs.
(4) As of September 30, 2022, there was $600.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.25% annually.
(5) The Company has the option to extend the maturity one additional year to June 2024.
(6) This term loan includes a one-year extension option for approximately $151.7 million of the principal balance, which was exercised in October 2022.
(7) This term loan includes a one-year extension option for approximately $73.0 million of the principal balance, which was exercised in October 2022.
(8) Reflects an interest rate swap of $375.4 million on the $400.0 million term loan.